Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-177181 on Form N-14 of our reports dated December 23, 2010, relating to the financial statements and financial highlights of BlackRock Equity Dividend Trust (formerly BlackRock Dividend AchieversTM Trust), BlackRock Strategic Equity Dividend Trust (formerly BlackRock Strategic Dividend AchieversTM Trust) and BlackRock Enhanced Equity Dividend Trust (formerly BlackRock Enhanced Dividend AchieversTM Trust) (collectively, the “Funds”) appearing in the Annual Report on each of the Fund’s respective Form N-CSR for the year ended October 31, 2010. We also consent to the references to us under the headings “Other Service Providers – Independent Registered Public Accounting Firm” and “Financial Highlights” in the Joint Proxy Statement/Prospectus and “Independent Registered Public Accounting Firm” and “Appendix A — Form of Agreement and Plan of Reorganization” in the Statement of Additional Information, which are part of such Registration Statement.

Deloitte & Touche LLP

New York, New York

November 17, 2011